Exhibit 10.17

June 24, 2005
Ascarate Group LLP, a Texas
     limited liability partnership
221 North Kansas, Suite 1700
El Paso, Texas 79901

Re:	$2,000,000.00 Loan by Western Refining Company, L.P., a Delaware limited Partnership (“Lender”) to Ascarate Group LLP, a Texas limited liability partnership (the “Borrower”)
Gentlemen:
     This will evidence Lender’s agreement to make a loan to the Borrower in the amount of Two Million and No/100s Dollars ($2,000,000.00) (the “Loan”), to be secured by a Deed of Trust, Security Agreement and Financing Statement (“Deed of Trust”) covering the following described land (the “Property”):
PARCEL 1:
Lot 13, Block 17, Womble Addition, an addition to the City of El Paso, El Paso County, Texas, according to the plat thereof recorded in Volume 13, Page 32, Plat Records of El Paso County, Texas;
PARCEL 2:
Lot 20, Block 7, Womble Addition, an addition to the City of El Paso, El Paso County, Texas, according to the map thereof on file in Volume 13, Page 32, Plat Records of El Paso County, Texas;
and additional properties hereafter acquired by Borrower with funds advanced hereunder.
     The Loan shall be evidenced by a Promissory Note in the amount of $2,000,000.00 (the “Note”), representing funds to be advanced by Lender, at its discretion, to finance the acquisition of additional property or for other purposes. The Note shall bear interest from the date of advance thereunder until maturity at Prime Rate (as defined in the Note) in effect from day to day, computed on the basis of actual days elapsed in a year. All past due principal and interest shall bear interest after maturity (whether by acceleration or otherwise) until paid at an interest rate per annum which, from day to day, shall be equal to the lesser of: (a) the Maximum Rate (as defined in the Note), or (b) the rate of twelve percent (12%).
     Accrued interest only shall be due and payable in quarterly installments, the first such quarterly installment of accrued interest being due and payable on September 1, 2005, with a like such quarterly installment of accrued interest only being due and payable on the first day of each third month thereafter until June 1, 2010, at which time the entire unpaid balance plus accrued interest shall be due and payable.
     1. Closing Documents. At the time of closing of the Loan, Borrower shall furnish Lender the following, all of which shall be in form and substance satisfactory in all respects to Lender and its Lender and its counsel:
     (a) The Note executed by Borrower;
     (b) The Deed of Trust covering the above-described Property executed by Borrower;
     (c) Such evidence as may be required by Lender as to the current existence and good standing of Borrower; and
     (d) Such other information and/or documents as Lender may reasonably require.
     2. Covenants, Representations and Warranties. As an inducement to Lender to make the Loan, Borrower makes the following representations, warranties and covenants:
     (a) There is no significant material fact or condition relating to the financial condition of Borrower or the Property which has not been disclosed to Lender.
     (b) No Deed of Trust, Security Agreement or other security instrument covering any portion of the Property has been executed, no Financing Statement filed, and no lien, security interest, mechanic’s lien or materialmen’s lien, has attached to or been perfected against any of the Property other than the liens contemplated hereby.
     (c) During the term of the Loan, Borrower will maintain or cause to be maintained policies of insurance, each with a standard mortgagee’s clause, with loss payable to Lender, providing that no cancellation, reduction in amount or material change in coverage shall be effective until at least ten (10) days after receipt by Lender and Borrower of written notice thereof, issued by such insurers with such types of coverage (including, but not limited to, fire and extended coverage, vandalism and commercial general liability insurance with broad form contractual liability coverage) and in such amounts as may be satisfactory to Lender. Borrower covenants and agrees to deliver to Lender the original or certificates of any and all policies or renewal policies required hereunder, bearing the notations evidencing the payment of premiums.
     (d) Until final payment to Lender of the Note, Borrower will permit Lender or its agents at any time and from time to time to enter upon the Property for purposes of inspection. Inspection by Lender, or its agents, is for the sole purpose of protecting the security of Lender.
     (e) Borrower will not permit the Property to become subject to any liens or encumbrances other than those herein referenced.
     (f) Borrower will promptly notify Lender of any material changes in the facts or circumstances represented or warranted by Borrower in this Agreement.
     3. Advances. Throughout the term of this Loan, Borrower shall have the right to request Lender to advance funds to finance the acquisition of additional real properties located in El Paso County, Texas or for any other purpose, and Lender, upon receipt of any such request, shall, at Lender’s option, advance such funds to Borrower as Lender at that time may deem appropriate, if at all.
     4. Default. The term “default” as used herein shall mean the occurrence of any one or more of the following events:
     (a) Failure to pay installment of interest or principal due under the Note within three (3) days after written notice thereof from Lender;
     (b) Breach of any of the covenants, agreements or obligations contained herein or in any instrument or document mentioned herein other than the obligation to repay the Loan in accordance with its terms, and the continuance of such breach for a period of ten (10) days after written notice from Lender to Borrower specifying such breach;
     (c) Finding by Lender that any statement, representation or warranty in this Agreement or in any certificate or document herein mentioned is untrue or incorrect in any material respect and the failure and refusal of Borrower to render the same immaterial or to remedy it within ten (10) days after written notice from Lender to Borrower specifying such breach;
     (d) Any assignment for the benefit of creditors by Borrower or the adjudication of Borrower as an involuntary bankruptcy; or
     (e) Filing by Borrower of a voluntary petition in bankruptcy.
     Any sums expended by Lender pursuant to the exercise of any remedy provided in this Paragraph 4 shall be part of the indebtedness owing by Borrower to Lender.
     Should a default occur and be continuing, Lender may, at its election, do any one or more of the following:

     (a) Without notice, notice of intent to accelerate, notice of acceleration, demand, notice of intent to demand, notice of demand or presentment, which are all hereby expressly waived, declare the unpaid principal balance and accrued interest of the indebtedness immediately due and payable.
     (b) So far as Borrower is concerned, and without notice to Borrower which is hereby expressly waived, take possession of the Property.
     (c) Refuse to advance additional funds to Borrower, and thereafter Lender shall have no obligation to advance funds to Borrower. If Lender refuses to advance additional funds to Borrower pursuant to this subsection, all rights, duties and obligation hereunder other than Lender’s obligation to advance funds to Borrower, shall continue in full force and effect.
     (d) Pursue any remedy available to Lender at law or in equity, including without limitation, foreclosure of the Deed of Trust lien against the Property, institute collection proceedings against Borrower or exercise any and all other rights and remedies afforded Lender under the terms of the collateral documents executed in connection with the Loan.
     5. Miscellaneous.
     (a) Any notice required or permitted hereunder shall be in writing, addressed to the party to be notified at the address stated below (or at such other address as may have been designated by written notice), properly stamped, and deposited in the United States mail, as certified mail, return receipt requested. The address of each party for the purpose of this section is as follows:

Borrower:	Ascarate Group LLP, a Texas limited liability partnership 221 North Kansas, Suite 1700 El Paso, Texas 79901

Lender:	Western Refining Company, L.P., a Delaware limited partnership 6500 Trowbridge El Paso, Texas 79905
     Any notice given in accordance with this Paragraph 5(a) shall be deemed received upon delivery if by hand delivery or three (3) days after deposit in the U.S. Mail.
     (b) This Loan Agreement and all documents to be executed in connection herewith are to be governed by and construed in accordance with the laws of the State of Texas and the United States of America. The jurisdiction and venue of all litigation, bankruptcy actions and other legal proceedings involving the Property or any of the loan documents shall be in El Paso County, Texas.
     (c) This Agreement shall not be assignable by operation of law or otherwise without the written consent of Lender.
     (d) This Agreement shall be binding upon, and shall inure to the benefit of Lender, its successors and assigns and shall be binding upon Borrower and its successors and assigns.
     (e) Time is of the essence with respect to the performance of this Agreement.
     (f) Failure by Lender to exercise any right or power accruing hereunder shall not impair such right or power or be construed to be a waiver of any breach or any other covenant, condition or agreement herein contained.
     (g) Borrower and Lender intend to conform strictly to the applicable federal or state usury laws now or hereafter in force with respect to the Loan. To such end: (i) the aggregate of all interest and other charges constituting interest under such applicable usury laws and contracted for, chargeable or receivable under all documents and instruments now or hereafter executed in connection with the Loan (including the Note) shall never exceed the maximum amount of interest, nor produce a rate in excess of the maximum contract rate of interest that Lender is authorized to charge Borrower under such applicable usury laws; (ii) if any excess interest is provided for, it shall be deemed a mistake, and the excess shall, at the option of Lender, either be refunded to Borrower or credited on the unpaid principal balance of the Loan, and the loan documents shall be automatically reformed to permit only the collection of the maximum legal contract rate and the maximum amount of interest; (iii) in determining the maximum amount of interest that Lender may charge to Borrower, all interest shall be amortized, prorated, allocated and spread over the entire term of the Loan (as extended, if applicable) to the full extent permitted by applicable federal or state law; and (iv) in the event that the Loan is prepaid or the maturity is accelerated, unearned interest shall be cancelled and, if theretofore paid, shall, at the option of Lender, either be refunded to Borrower or credited on the unpaid balance of the Loan.

     If the foregoing terms are acceptable to Borrower, please indicate so by your execution hereof.

Yours very truly,

WESTERN REFINING COMPANY, L.P., a Delaware limited partnership

By:	Refinery Company, L.C., a Texas limited liability company, its General Partner

	By: Name:	/s/ Scott Weaver Scott Weaver
	Title:	Vice President
LENDER

ACCEPTED this 24 day of June, 2005.

ASCARATE GROUP LLP, a Texas
limited liability company

By: Name:	/s/ Scott Weaver Scott Weaver
Title:	Designated Representative

BORROWER